UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant

☐ Check the appropriate box:

☐       Preliminary Proxy Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒       Definitive Proxy Statement

☐       Definitive Additional Materials

☐       Soliciting Material Under Rule 14a-12

TRILOGY METALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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The following materials are being filed by Trilogy Metals Inc., to revise its definitive proxy statement (“Proxy Statement”) for the Annual Meeting of Stockholders to be held on May 19, 2021, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2021:

•	Press release dated April 30, 2021 which describes the revisions
•	Revised Appendix D (Equity Incentive Plan for Ambler Metals LLC Officers and Employees) which replaces the prior Appendix D

All other portions of the proxy statement remain unchanged. These materials should be read with the Proxy Statement, and, from and after the date hereof, any references to the “Proxy Statement” shall be deemed to include the revisions set forth in these materials.

TSX / NYSE American Symbol: TMQ

News Release

Trilogy Metals Amends Ambler Metals Equity Plan in Advance

of the Annual Shareholders Meeting

April 30, 2021 - Vancouver, British Columbia – Trilogy Metals Inc. (TSX / NYSE American: TMQ) ("Trilogy Metals” or "the Company”) announced today that the Company has amended its equity plan dedicated to the management team of Ambler Metals LLC (“Ambler Metals Equity Plan”), which is the Company’s 50/50 joint venture with South32 Limited.

The Company has reduced the maximum number of the Company’s common shares issuable under the Ambler Metals Equity Plan from 3.5 million to 1.5 million. Management has spoken to certain shareholders and believes the reduction is in the best interest of all shareholders. Detailed information on the amendment to the Ambler Metals Equity Plan and the related proposal to shareholders is set forth below.

Trilogy Metals appreciates the strong support of its shareholders, and encourages all shareholders to vote your shares in advance of the Company’s 2021 Annual General Meeting of the Shareholders on Wednesday, May 19, 2021.

No presentations or updates on the Company’s activities will be provided at the AGM. The Company’s most recent investor presentation can be found on our website at www.trilogymetals.com. Any investor who would like further information on the items of business at the AGM or the Company’s activities is welcome to contact us directly.

Changes to Proposal “Approval of Ambler Metals Equity Plan” in the Management Information Circular

On or about March 30, 2021, the Company furnished to shareholders its Management Information Circular (the “Circular”) describing the matters to be voted upon at the Company’s Annual Meeting to be held at the corporate headquarters of the Company, Suite 1150, 609 Granville Street, Vancouver, British Columbia, V7Y 1G5 at 10:00 a.m., Vancouver Time, on Wednesday, May 19, 2021. This press release describes the revisions to the Circular and should be read in conjunction with it.

At the Annual Meeting, shareholders are being asked, among other things, to vote on a proposal entitled “Approval of Ambler Metals Equity Plan” to approve the Ambler Metals Equity Plan to permit the Company to fund certain membership obligations, including the funding of certain executive compensation and long-term incentives for officers and employees of Ambler Metals, through the issuance of equity awards to officers and employees of Ambler Metals. The proposed Ambler Metals Equity Plan originally provided for the issuance of a maximum of 3,500,000 Common Shares of the Company. As a result of input from shareholders, the Company is revising the proposed equity plan to reduce the maximum number of shares authorized under the Ambler Metals Equity Plan from 3,500,000 to 1,500,000 Common Shares. The foregoing reduction in the proposed maximum share limit has been approved by the Company’s Board of Directors. As a result of this amendment, the language of the Ambler Metals Equity Plan Resolution (as defined in the Circular) and the description of the plan under the subheading “Summary of the Ambler Metals Equity Plan” is revised to replace 3,500,000 with 1,500,000.

1	Trust | Respect | Integrity

Further, the Circular noted under the subheading “Summary of the Ambler Metals Equity Plan” that the 3,500,000 Common Shares represented, in the aggregate, approximately 2.4% of the total number of outstanding Common Shares as of March 1, 2021. Following the reduction of the maximum number of shares which may be issued under the plan, this language is revised to state that the 1,500,000 Common Shares represent, in the aggregate, approximately 1.0% of the total number of outstanding Common Shares as of March 1, 2021.

Other than the changes described above, the terms of Ambler Metals Equity Plan will remain as described in the Circular. The foregoing summary of the amendment to the Ambler Metals Equity Plan is qualified in its entirety by reference to the amended text of Section 2.1(a) of the Ambler Equity Incentive Plan, which is set forth below:

2.1 Number of Shares Available. Subject to section 2.2 and Article VIII,

(a)	the total number of Shares reserved and available for grant or issuance pursuant to this Plan shall not exceed ~~3,500,000~~ 1,500,000 Shares. Options that have been cancelled or that have expired without being exercised continue to be issuable under the Plan. Where the Company issues Shares from treasury upon the valid exercise of Options, such Shares shall be issued as fully paid and non-assessable Shares;

The Company intends to present the proposed Ambler Metals Equity Plan, as described in the proposal in the Circular and as amended hereby, to shareholders for their approval at the Annual Meeting and all references to the Ambler Metals Equity Plan contained in the Circular and proxy card pertaining to the Annual Meeting shall be deemed to refer to the Ambler Metals Equity Plan, as amended hereby. A copy of the proposed Ambler Metals Equity Plan reflecting the change above can be found under the Company’s SEDAR profile at www.sedar.com and on EDGAR at www.sec.gov.

The Board of Directors recommends that you vote FOR approval of the Ambler Metals Equity Plan, as revised.

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company has filed a definitive proxy statement and proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Annual Meeting. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at www.trilogymetals.com.

2	Trust | Respect | Integrity

Company Contacts

Patrick Donnelly

Vice President Corporate Communications & Development

604-638-8088 or 1-855-638-8088

# # #

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, perceived merit of properties and the date and time of the AGM are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving our assumptions with respect to the impact of the novel coronavirus (COVID-19) and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended November 30, 2020 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

3	Trust | Respect | Integrity

TRILOGY METALS INC.

EQUITY INCENTIVE PLAN FOR AMBLER METALS LLC OFFICERS AND EMPLOYEES

May 19, 2021

Purpose. The Company is a member of Ambler Metals LLC (the “Joint Venture Company”), a joint venture entity formed to explore and develop the Upper Kobuk Mineral Projects. The Company owns fifty percent (50%) of the equity and has fifty percent (50%) of the voting rights with respect to the Joint Venture Company. The purpose of this Plan is to permit the Company to fund certain membership obligations, including the funding of certain executive compensation and long term incentives for officers and employees of the Joint Venture Company, though the issuance of equity awards to officers and employees of the Joint Venture Company with a view to aligning the interests of such persons with those of shareholders of the Company through the incentive inherent in share ownership and by providing them an opportunity to participate in the Company’s future performance through awards of Options and/or Shares.

Article I
INTERPRETATION

1.1                         Definitions and Interpretation. As used in this Plan, the following words and terms will have the following meanings:

(a)	“Award” means any Option or Shares issued pursuant to the Plan.

(b)	“Board” means the board of directors of the Company;

(c)	“Change of Control” means:

(i)	the acquisition whether directly or indirectly, by a person or company, or any persons or companies acting jointly or in concert (as determined in accordance with the Securities Act (British Columbia) and the rules and regulations thereunder) of voting securities of the Company which, together with any other voting securities of the Company held by such person or company or persons or companies, constitute, in the aggregate, more than 50% of all outstanding voting securities of the Company;

(ii)	an amalgamation, arrangement or other form of business combination of the Company with another company which results in the holders of voting securities of that other company holding, in the aggregate, 50% or more of all outstanding voting securities of the Company (including a merged or successor company) resulting from the business combination; or

(iii)	the sale, lease or exchange of all or substantially all of the property of the Company to another person, other than a subsidiary of the Company or other than in the ordinary course of business of the Company;

(d)	“Code” means the U.S. Internal Revenue Code of 1986, as amended;

(e)	“Committee” means the committee appointed by the Board to administer this Plan, or if no committee is appointed, the Board, provided, however, the Committee shall be comprised of not less than such number of directors as shall be required to permit options granted under this Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3

(f)	“Company” means Trilogy Metals Inc. or any successor corporation;

(g)	“Disability” means the mental or physical state of an individual such that:

(i)	the Board, other than such individual, determines that such individual has been unable, due to illness, disease, mental or physical disability or similar cause, to fulfill his or her obligations as an employee of the Joint Venture Company either for any consecutive 6 month period or for any period of 8 months (whether or not consecutive) in any consecutive 12 month period; or

(ii)	a court of competent jurisdiction has declared such individual to be mentally incompetent or incapable of managing his or her affairs;

(h)	“Effective Date” means May 19, 2021;

(i)	“Eligible Person” means any natural person providing continuous bone fide services as an officer or employee of the Joint Venture Company and who:

(i)	is an “accredited investor” as defined in NI 45-106; or

(ii)	otherwise qualifies to receive awards under this Plan pursuant to an exemption from the prospectus requirements under applicable Canadian securities laws;

provided however, that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities;

(j)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(k)	“Exercise Agreement” has the meaning ascribed thereto in Section 3.1(f);

(l)	“Exercise Period” means the period of time during which a particular Option may be exercised;

(m)	“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option;

(n)	“Expiry Date” means the means the expiry date of an Option as determined by the Committee in accordance with the terms and conditions of this Plan and set forth in the Stock Option Certificate, subject to the time limits and any “black out” or similar periods as provided in section 3.1(d) to this Plan;

(o)	“Expiry Time” means 4:30 pm (Pacific time) on the Expiry Date;

(p)	“Foreign Private Issuer” has the meaning ascribed to is in Rule 3b-4 under the Exchange Act;

(q)	“Joint Venture Exit” means any event that results in the Company ceasing to be a member of Ambler Metals LLC;

(r)	“Market Price” means, as of any date, the value of the Shares, determined based on the following in order:

(i)	if the Shares are listed on the NYSE American, the Market Price shall be the greater of (i) the closing price of a Share on the last trading day immediately prior to the grant date, and (ii) the volume weighted average price (VWAP) of the Shares for the 5 trading day period ending on the last trading day prior to the relevant date. The “VWAP” shall be determined by dividing the total value of the Shares by the total volume of Shares traded for the relevant 5 trading day period;

(ii)	if the Shares are listed on an exchange other than the NYSE-American, the Market Price shall be the closing price of the Shares (or the closing bid, if no sales were reported) as quoted on such exchange on the last trading day prior to the relevant date; or

(iii)	if the Shares are not listed on an exchange, the fair market value as determined in good faith by the Committee, through the reasonable application of a reasonable valuation method, and in accordance with the requirements of Section 409A of the Code and applicable regulations and guidance.

(s)	“Option” means an award of an option to purchase Shares hereunder;

(t)	“Participant” means every Eligible Person who is approved for participation in the Plan by the Committee;

(u)	“Plan” means this Equity Incentive Plan for Ambler Metals LLC Officers and Employees, as the same may be amended from time to time;

(v)	“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation;

(w)	“Share Bonus Plan” means the plan established pursuant to Article 5 hereof;

(x)	“Shares” means the common shares in the capital of the Company;

(y)	“Stock Option Certificate” means the certificate in the form of Exhibit A hereto for a specific Option;

(z)	“Termination” or “Terminated” means any situation where a Participant has lawfully or unlawfully ceased to be a Participant regardless of the reasons therefor and whether or not notice has been provided.

(aa)	“Termination Date” means:

(i)	in the case of a Participant who lawfully or unlawfully ceases to be employed or engaged as a Participant as a result of resignation, the later of:

(A)	the date on which the notice of his or her intention to resign all of his or her positions with the Joint Venture Company, and

(B)	the effective date of the resignation, if any, which is specified in the notice referred to above;

(ii)	in the case of a Participant who lawfully or unlawfully ceases to be employed or engaged as a Participant as a result of Termination by the Joint Venture Company,

(A)	other than for cause, the date specified by the Joint Venture Company in writing to the Participant as being the last day on which the Participant is to report to work for the Joint Venture Company, or

(B)	for cause, the day on which the notice of termination is given; and

(iii)	in the case of a Participant who lawfully or unlawfully ceases to be employed or engaged by the Joint Venture Company as a result of retirement, death, Disability or any other means, the date on which such retirement, death, Disability or other event occurs.

(bb)	“U.S. Participant” means an Eligible Person who is a U.S. citizen or a U.S. resident, in each case as defined in section 7701(a)(30)(A) and section 7701(b)(1)(A) of the Code and any other Eligible Person who is subject to income tax under the Code with respect to their Awards under the Plan;

(cc)	“Withholding Obligations” has the meaning ascribed thereto in Section 9.3;

Article II
SHARES AVAILABLE UNDER THE PLAN

2.1                          Number of Shares Available. Subject to section 2.2 and Article VIII,

(a)	the total number of Shares reserved and available for grant or issuance pursuant to this Plan shall not exceed ~~3,500,000~~ 1,500,000 Shares. Options that have been cancelled or that have expired without being exercised continue to be issuable under the Plan. Where the Company issues Shares from treasury upon the valid exercise of Options, such Shares shall be issued as fully paid and non-assessable Shares;

(b)	the number of Shares issuable under the Plan to any one person (together with those Shares issuable pursuant to any other security based compensation arrangements of the Company or its subsidiaries) shall not exceed 10% of the Shares outstanding on the date of grant;

(c)	the number of Shares issuable to insiders under the Plan (together with those Shares issuable pursuant to any other security based compensation arrangements of the Company or its subsidiaries) shall not, at any time, exceed 10% of the Shares outstanding;

(d)	the number of Shares which may be issued under the Plan to insiders within a one-year period (together with those Shares that may be issued pursuant to any other security based compensation arrangements of the Company or its subsidiaries) shall not, at any time, exceed 10% of the Shares outstanding.

2.2                          Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, consolidation, combination, reclassification or similar change in the capital structure of the Company without consideration, then:

(a)	the number of Shares reserved for issuance under the Plan;

(b)	the number of Shares subject to outstanding Options; and

(c)	the Exercise Prices of outstanding Options,

will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issuable under any Options and any such fractions will be rounded down to the nearest Share.

Article III
GRANT OF OPTIONS

3.1                          Options. The Committee may grant Options to Eligible Persons and will determine the number of Shares subject to the Option, the Exercise Price, the Expiry Date and all other terms and conditions of the Option, subject to the following:

(a)	Form of Option Grant. Each Option granted under this Plan will be evidenced by a stock option certificate in the form attached to this Plan as Exhibit A, or in such other form as may be approved by the Committee, from time to time (called the “Stock Option Certificate”) which will contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan;

(b)	Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option and has designated the individuals to be awarded Options, the number of Options awarded to each individual, the exercise price and any vesting conditions; provided, however, that if the Committee makes such determination to grant an Option during a black-out period, the date of grant of such Option shall be deemed to be the date two business days following the end of such black-out period and the end of such black-out period shall be determined in accordance with any insider trading policy or similar policy of the Company. The Stock Option Certificate and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option;

(c)	Vesting and Exercise of Options. Provided the Participant has not been Terminated and there has not been a Joint Venture Exit, Options may be exercisable until the Expiry Date determined by the Committee and specified in the Stock Option Certificate. The Committee also may provide for Options to vest (i.e. become exercisable) at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. If the application of vesting causes the Option to become exercisable with respect to a fractional Share, such Share shall be rounded down to the nearest whole Share;

(d)	Expiry. Each Option shall expire at the Expiry Time on the Expiry Date set forth in the Option Certificate and must be exercised, if at all, on or before the Expiry Date. In no event shall an Option be exercisable during a period extending more than ten years after the date of grant, provided that in the circumstance where the end of the term of an Option falls within, or within ten business days after the end of, a “black out” or similar period imposed under any insider trading policy or similar policy of the Company (but not, for greater certainty, a restrictive period resulting from the Company or its insiders being the subject of a cease trade order of a securities regulatory authority). In such circumstances, the end of the term of such Option shall be the tenth business day after the earlier of the end of such black out period or, provided the black out period has ended, the Expiry Date;

(e)	Exercise Price. The Exercise Price of an Option shall not be less than Market Price on the date of grant;

(f)	Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) substantially in the form attached to this Plan as Exhibit B, or in such other form as may be approved by the Committee (which need not be the same for each Participant), stating the Participant’s election to exercise the Option, the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent, access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price (plus any applicable taxes including Withholding Obligations), for the number of Shares being purchased. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option. The Option may not be exercised unless such exercise is in compliance with all applicable securities laws and the rules and policies of any exchange or quotation system upon which the Shares are listed or quoted, as they are then in effect on the date of exercise, and provided that no blackout period is then in effect under the Insider Trading Policy of the Company;

(g)	Termination of Option. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date. Notwithstanding any other provisions hereof but subject to any vesting requirements or termination provisions attached to specific Options granted under the Plan and subject further to the discretion of the Committee to accelerate vesting, upon the Termination of a Participant or upon a Joint Venture Exit, the following provisions shall apply:

(i)	in the case of dismissal without cause, each vested Option held by a Participant shall be exercisable until the date which is the earlier of:

(A)	three months after the Termination Date; and

(B)	the Expiry Date for such Options,

after which time all vested and unvested Options shall be void and of no further force or effect;

(ii)	in the case of dismissal for cause, each vested and unvested Option held by the Participant shall be void and of no further force or effect on the Termination Date;

(iii)	in the case of Termination as a result of death, each vested Option held by the deceased Participant shall be exercisable until the date which is the earlier of:

(A)	three months after the Termination Date; and

(B)	the Expiry Date for such Options,

after which time such Options shall be void and of no further force or effect;

(iv)	in the case of Termination for any reason other than as provided in paragraphs (i), (ii) and (iii) of this section, unless specifically determined otherwise by the Committee, each vested Option held by the Participant shall be exercisable until the date which is the earlier of:

(A)	three months after the Termination Date; and

(B)	the Expiry Date for such Options,

after which time such Options shall be void and of no further force or effect; and

(v)	in the event of a Joint Venture Exit by the Company, each vested Option held by a Participant shall be exercisable until the date which is the earlier of:

(A)	three months after the date of the Joint Venture Exit; and

(B)	the Expiry Date for such Options,

after which time all vested and unvested Options shall be void and of no further force or effect.

(h)	Change of Control. Except as otherwise specified in the Stock Option Certificate for a specific Option, all outstanding Options that are not fully vested on the date on which a Change of Control occurs shall vest immediately upon such Change of Control.

(i)	Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable; and

(j)	Exclusion from Severance Allowance, Retirement or Termination Settlement. In the event of a Participant’s Termination for any reason or in the event of a Joint Venture Exit, the curtailment, pursuant to the terms of the Plan, of such Participant’s Options shall not give rise to any right to damages (including damages relating to any period of reasonable notice and regardless of whether reasonable or any notice was provided to the Participant) and shall not be included in the calculation of, nor form any part of, any severance allowance, retiring allowance or termination settlement of any kind whatever in respect of such Participant.

3.2                          Issuance of Shares. Subject to applicable securities laws and any blackout period in effect under the Company’s Insider Trading Policy then in effect, and provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall, subject to Section 3.3 of the Plan, issue the Shares registered in the name of the Participant, the Participant’s legal representative or other person as directed by the Participant and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

3.3                          Company Option to Pay Cash in Lieu of Issuing Shares. Notwithstanding section 3.2, the Company shall, upon receipt of the Exercise Agreement and payment contemplated in Section 3.2, have the option, in its sole discretion, to make a cash payment to the Participant in lieu of issuing Shares. The amount of such cash payment shall be equal to the Market Price of the underlying Shares on the date that the Exercise Agreement and payment contemplated in Section 3.2 are received.

3.4                          Reserved for Issuance. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Options granted under this Plan.

Article IV
OPTIONS GRANTED TO U.S. PARTICIPANTS

4.1                          Eligibility. In the case of an Eligible Person who is a U.S. Participant, Options may only be awarded to such Eligible Person to the extent the Eligible Person performs direct services to (A) the Company or any entity (other than the Company), in an unbroken chain of corporations (or other entities) beginning with the Company, in which each of the corporations (or other entities) other than the last corporation or other entity in the unbroken chain owns, directly or indirectly, equity representing at least 50% of the voting power of all classes of equity entitled to vote or at least 50% of the value of all classes of equity in one of the other corporations (or other entities) in such chain, or (B) to an entity that otherwise qualifies as an eligible issuer of service recipient stock pursuant to United States Treasury Regulation Section 1.409A-1(b)(5)(iii)(E)(1).

4.2                          Option Exercise Price. The Exercise Price of an Option shall not be less than the Market Price.

4.3                          Adjustments. Any adjustment to or amendment of an outstanding Option granted to a U.S. participant (including, but not limited to, adjustments contemplated under Sections 2.2, 8.1 and 9.8 with respect to the exercise price and number of Shares subject to an Option or with respect to extension of the term of an Option) will be made so as to comply with, and not create any adverse consequences under, section 409A of the Code.

Article V
SHARE BONUS PLAN

5.1                          Participants. The Board, on the recommendation of the Committee, shall have the right, subject to Section 5.2, to issue or reserve for issuance, for no cash consideration, to any Eligible Person any number of Shares as a long term incentive or as a discretionary bonus of Shares subject to such provisos and restrictions, including vesting provisions, as the Board may determine.

5.2                          Number of Shares. Shares reserved for issuance and issued under the Share Bonus Plan shall be subject to the limitations set out in Section 2.1. In addition to the limitations set out in Section 2.1, the aggregate maximum number of shares that may be issued pursuant to Section 5.1 will be limited to 1,000,000 Shares.

The Board, on the recommendation of the Committee, in its absolute discretion, shall have the right to reallocate any of the Shares reserved for issuance under the Share Bonus Plan for future issuance pursuant to a grant of Options and, in the event that any Shares specifically reserved under the Share Bonus Plan are reallocated to Options, the aggregate maximum number of Shares reserved under the Share Bonus Plan will be reduced to that extent. In no event will the number of Shares allocated for issuance under the Share Bonus Plan exceed 1,000,000 Shares.

5.3                          Termination of Unvested Share Bonus Awards. Notwithstanding any other provisions hereof but subject to any vesting requirements or termination provisions attached to specific award of Shares made under the Plan and subject further to the discretion of the Committee to accelerate vesting, upon the Termination of a Participant or upon a Joint Venture Exit, all unvested Share awards shall be void and of no further force or effect.

5.4                          Change of Control. Any unvested awards outstanding the Share Bonus Plan shall vest immediately upon such Change of Control.

5.5                          Necessary Approvals. The obligation of the Company to issue and deliver any Shares pursuant to an award made under the Share Bonus Plan will be subject to all necessary approvals of any exchange or securities regulatory authority having jurisdiction over the Shares.

Article VI
ADMINISTRATION

6.1                          Committee Authority. This Plan will be administered by the Committee. Subject to the general purposes, terms and conditions of this Plan, applicable securities laws and rules and policies of any exchange or quotation system upon which the Shares are listed or quoted, and to the direction of the Board, the Committee will have full discretionary power to implement and carry out this Plan including, without limitation, the authority to:

(a)	construe and interpret this Plan, any Stock Option Certificate and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan;

(c)	select Eligible Persons to receive Options and Shares;

(d)	determine the form and terms of Options and Stock Option Certificates, provided that they are not inconsistent with the terms of the Plan;

(e)	determine the Exercise Price of an Option;

(f)	determine the number of Shares to be covered by each Option;

(g)	determine whether Options will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, any other incentive or compensation plan of the Company;

(h)	grant waivers of Option conditions or amend or modify each Option, provided that they are not inconsistent with the terms of this Plan;

(i)	determine the vesting, exercisability and Expiry Dates of Options;

(j)	correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Option, any Stock Option Certificate or any Exercise Agreement; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

6.2                          Committee Discretion. Any determination made by the Committee with respect to any Option or Share will be made in its sole discretion at the time of grant of the Option or Share. Unless in contravention of any express term of this Plan or Option, at any later time, such determination will be final and binding on the Company and on all persons having an interest in any Option under this Plan.

Article VII
RIGHTS OF OWNERSHIP

7.1                          No Rights of a Shareholder. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are actually issued pursuant to a treasury order or other evidence issued by the Company.

7.2                          Transferability. Options granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the operation of law. During the lifetime of the Participant, an Option will be exercisable only by the Participant. The terms of the Option shall be binding upon the executors, administrators and heirs of the Participant.

Article VIII
CORPORATE TRANSACTIONS

8.1                          Assumption or Replacement of Options by Successor. In the event of:

(a)	a merger whether by way of amalgamation or arrangement in which the Company is not the surviving corporation (other than a merger with a wholly-owned subsidiary, or other transaction in which there is no substantial change in the shareholders of the Company and the shareholders of the successor corporation or their relative shareholdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants);

(b)	a merger whether by way of amalgamation or arrangement in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges, or which owns or controls another corporation which merges, with the Company in such merger) cease to own their Shares or other equity interests in the Company;

(c)	the sale of substantially all of the assets of the Company, or

(d)	a formal take-over bid for not less than all the outstanding Shares,

any or all outstanding Options will expire at such time and on such conditions as the Committee will determine (including, without limitation, the Committee may, in the exercise of its sole discretion in such instances, give each Participant the right to exercise his or her Option as to all or a part of the Shares that may be acquired upon exercise of the Options, including Shares as to which the Option would not otherwise be exercisable).

8.2                          Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Participant the right to exercise his or her Option as to all or any part of the Shares that may be acquired upon exercise of the Options, including Shares as to which the Option would not otherwise be exercisable.

Article IX
GENERAL

9.1                          No Obligation to Employ. Nothing in this Plan or any Option granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Joint Venture Company or limit in any way the right of the Joint Venture Company to terminate a Participant’s employment or other relationship at any time, with or without cause. Neither any period of notice, if any, nor any payment in lieu thereof, upon Termination shall be considered as extending the period in which an Eligible Person is providing continuous services for the purposes of the Plan.

9.2                          Term of Plan. No Options shall be granted under the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board or the date of shareholder approval of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Certificate, any Option theretofore granted may extend beyond the end of such 10-year period, and the authority of the Board provided for hereunder with respect to the administration of the Plan and any outstanding Options, and the authority of the Board to amend the Plan and any outstanding options, shall extend beyond the end of such 10-year period .

9.3                          Canadian Tax Withholding. The Company may withhold from any amount payable to a Participant, either under this Plan or otherwise, such amount as it reasonably believes is necessary to enable the Company to comply with the applicable requirements of any Canadian federal, provincial, or local law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to options (“Withholding Obligations”). The Company may also satisfy any liability for any such Withholding Obligations, on such terms and conditions as the Company may determine in its discretion, by (a) requiring a Participant, as a condition to the exercise of any Options, to make such arrangements as the Company may require so that the Company can satisfy such Withholding Obligations including, without limitation, requiring the Participant to remit to the Company in advance, or reimburse the Company for, any such Withholding Obligations or (b) selling on the Participant’s behalf, or requiring the Participant to sell, any Shares acquired by the Participant under the Plan, or retaining any amount which would otherwise be payable to the Participant in connection with any such sale.

9.4                          U.S. Tax Withholding. In order to comply with all applicable federal, state, or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable U.S. federal, state or local payroll, withholding, income or other taxes that are the sole and absolute responsibility of a U.S. Participant are withheld or collected from such U.S. Participant. For the purposes of assisting a U.S. Participant in paying all or a portion of the U.S. federal and state taxes to be withheld or collected upon exercise of an Option, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit a U.S. Participant, subject to applicable laws, to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of such Option having a Market Price equal to the minimum amount required under applicable law to be withheld or (b) delivering to the Company Shares (other than Shares issuable upon exercise of such Option) having a Market Price equal to the minimum amount required under applicable law to be withheld. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

9.5                          Compliance with Securities Laws. No Options, Shares or other securities or assets shall be issued or delivered under this Plan unless and until the Company has determined that there has been full and adequate compliance with all Canadian and United States federal, provincial and state securities laws and regulations. The Board may require the Participant to make such warranties and representations as are necessary to satisfy the various securities laws.

9.6                          Legends. Options and Shares issued under the Plan shall bear such restrictive legends as may be required under applicable securities legislation or as the Board otherwise deems necessary or appropriate. In addition to any other restrictive legends required by applicable securities laws, the Participants acknowledge and agree that the certificates representing securities granted pursuant to the Plan may bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MUST NOT TRADE THE SECURITIES [OR THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF] BEFORE [INSERT THE DATE THAT IS FOUR MONTHS PLUS ONE DAY AFTER THE DATE OF ISSUANCE].”

9.7                          Governing Law. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

9.8                          Termination and Amendment of Plan. The Board shall have the power to, without shareholder approval, at any time and from time to time, either prospectively or retrospectively, amend, suspend, or terminate this Plan or any Option granted under this Plan:

(a)	for the purposes of making minor or technical modifications to any of the provisions of this Plan;

(b)	to correct any ambiguity, defective provisions, error or omission in the provisions of this Plan;

(c)	to change any vesting provisions of Options;

(d)	to change the termination provisions of the Options or this Plan which does not entail an extension beyond the original expiry date of the Options;

(e)	to add or change provisions relating to any form of financial assistance provided by the Company to Eligible Persons that would facilitate the purchase of securities under the Plan;

(f)	to add a cashless exercise feature to any Option or to the Plan, providing for the payment in cash or securities upon the exercise of Options;

(g)	to extend the term of any Option previously granted in accordance with the Plan;

(h)	to reduce the exercise price of any Option previously granted in accordance with the Plan; and

(i)	to reduce the allocation of Shares to the Share Bonus Plan;

provided however that:

(j)	such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed, and in compliance with Section 409A of the Code to the extent it is applicable;

(k)	no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of an optionee with respect to any then outstanding Option, as determined by the Board acting in good faith, without his or her consent in writing; and

(l)	the Board shall obtain shareholder approval of the following:

(i)	any amendment to the maximum number of Shares specified in Section 2.1 in respect of which Options or Shares may be granted under the Plan (other than pursuant to Section 2.2);

(ii)	any amendment that would reduce the exercise price of an outstanding Option granted to an insider (other than pursuant to Section 2.2);

(iii)	any amendment that would extend the term of any Option granted to an insider (within the meaning of the rules of the Toronto Stock Exchange, and any other exchange on which the Shares are listed for trading) beyond the Expiry Date;

(iv)	any amendment which would permit Options granted under this Plan to be transferable or assignable other than for normal estate settlement purposes; and

(v)	a change to this Section 9.8 of this Plan.

9.9                          Powers of the Board Following Termination of the Plan. If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board shall remain able to make such amendments to the Plan or the Options as they would have been entitled to make if the Plan were still in effect.

9.10                        Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to a Participant shall be in writing and addressed to such Participant at the address indicated in the Stock Option Certificate or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three business days after deposit in the mail by certified or registered mail (return receipt requested); one business day after deposit with any return receipt express courier (prepaid); or one business day after transmission by confirmed facsimile, rapidfax telecopier, or electronic means.

9.11                        Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.

9.12                        No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate of the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

9.13                        Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

*     *     *     *

APPROVED BY THE BOARD

Chair of the Board

1

EXHIBIT A

Trilogy Metals Inc.

Stock Option Certificate

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MUST NOT TRADE THE SECURITIES [OR THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF] BEFORE [INSERT THE DATE THAT IS FOUR MONTHS PLUS ONE DAY AFTER THE DATE OF ISSUANCE].”

The Company hereby grants to the Participant named below the following Options to acquire common shares (“Shares”) of the Company on the terms of the Equity Incentive Plan for Ambler Metals LLC Officers and Employees (the “Plan”) and the terms outlined below:

Participant’s Name: Address: Total Option Shares: Exercise Price Per Share: Date of Grant: Expiry Date: Terms of Vesting: Other:

Participant agrees that he/she may suffer tax consequences as a result of the grant of these Options, the exercise of the Options and the disposition of Shares. Participant acknowledges that he/she is not relying on the Company for any tax advice. To the extent that the Option is potentially subject to taxation under either Canada or the U.S. or both jurisdictions, the Participant acknowledges that the Participant has had adequate opportunity to obtain advice of independent tax counsel with respect to the tax treatment of the Option (including federal, state and provincial, as applicable). Furthermore, non-U.S. Participants who are granted Options that are not subject to the restrictions applicable to U.S. Participants but who subsequently become subject to U.S. federal income tax on compensatory income are encouraged to seek advice of independent tax counsel to determine the applicability of U.S. tax law to such Options.

2

This Stock Option Certificate is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of the Stock Option Certificate and the Plan, the terms of the Plan shall govern.

If you agree to accept the Options described above, subject to all of the terms and conditions of the Plan, please sign one copy of this letter and return it to ______________ by ______________.

TRILOGY METALS INC.

By:
Authorized Signatory

I have received a copy of the Plan and agree to comply with, and agree that my participation is subject in all respects to, its terms and conditions.

Name of Participant

Signature of Participant

Date

3

EXHIBIT B

TRILOGY METALS INC.

EXERCISE AGREEMENT

TO:	Trilogy Metals Inc.

FROM:	___________________________

DATE:	___________________________

RE:	Exercise of Stock Options

I hereby exercise my Options to purchase __________ Shares for an Exercise Price of $__________ per Share (total aggregate Exercise Price of $___________), effective today’s date, in accordance with the terms of my attached Stock Option Certificate.

I hereby:

☐ (a)    enclose a certified cheque payable to Trilogy Metals Inc. for the aggregate Exercise Price plus the amount of the estimated Withholding Obligation and agree that I will reimburse the Company for any amount by which the actual Withholding Obligations exceed the estimated Withholding Obligations; or

☐ (b)     advise the Company that ________________________ [Name of Brokerage Firm] (the “Broker”) will provide the Company with the Exercise Price and estimated Withholding Obligation in respect of the above Options in exchange for certificates representing such number of Shares to be issued upon due exercise of the above Options that have been sold by the Broker for my account. Upon confirmation of the number of Shares sold by the Broker, I hereby direct you to deliver the applicable share certificates to the Broker. I agree that I will reimburse the Company for any amount by which the actual Withholding Obligation exceed the estimated Withholding Obligation.

Please prepare the Shares certificates, if any, issuable in connection with this exercise in the following name(s):

_________________________________________

_________________________________________

Signature:

Print or type name:

4

Letter and consideration/direction

received on___________, 20____.

By:

Title: